 February 2024

Pricing Supplement No. 967

Registration Statement Nos. 333-275587; 333-275587-01
Dated February 7, 2024

Filed pursuant to Rule 424(b)(2)

Morgan Stanley Finance LLC

Structured Investments

Opportunities in U.S. Equities

Jump Securities with Auto-Callable Feature due February 14, 2028, with 2.5-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index, the S&P 500® Index and the Common Stock of The Coca-Cola Company

Fully and Unconditionally Guaranteed by Morgan Stanley

Principal at Risk Securities

The securities are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”), fully and unconditionally guaranteed by Morgan Stanley, and have the terms described in the accompanying product supplement, index supplement and prospectus, as supplemented or modified by this document. The securities do not guarantee the repayment of principal and do not provide for the regular payment of interest. Beginning after approximately thirty months, the securities will be automatically redeemed if the closing level of each of the Russell 2000® Index, the S&P 500® Index and the common stock of The Coca-Cola Company, which we refer to as the underlyings, on any of the semi-annual determination dates is greater than or equal to its respective then-applicable redemption threshold level, for an early redemption payment that will increase over the term of the securities, as described below. No further payments will be made on the securities once they have been redeemed. At maturity, if the securities have not previously been redeemed and the final level of each underlying is greater than or equal to 60.50% of its respective initial level, which we refer to as the respective downside threshold level, investors will receive a payment at maturity of $1,280 per $1,000 security. However, if the securities are not redeemed prior to maturity and the final level of any underlying is less than its respective downside threshold level, investors will be exposed to the decline in the worst performing underlying on a 1-to-1 basis, and will receive a payment at maturity that is less than 60.50% of the stated principal amount of the securities and could be zero. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment. The securities are for investors who are willing to forgo current income and participation in the appreciation of any underlying in exchange for the possibility of receiving an early redemption payment or payment at maturity greater than the stated principal amount if each underlying closes at or above its then-applicable redemption threshold level on a semi-annual determination date (beginning after approximately 30 months) or at or above its downside threshold level on the final determination date. Because all payments on the securities are based on the worst performing of the underlyings, a decline beyond the respective downside threshold level of any underlying will result in a significant loss of your investment, even if the other underlyings have appreciated or have not declined as much. Investors will not participate in any appreciation of any underlying. The securities are notes issued as part of MSFL’s Series A Global Medium-Term Notes program.

All payments are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment. These securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

FINAL TERMS
Issuer:	Morgan Stanley Finance LLC
Guarantor:	Morgan Stanley
Underlyings:	Russell 2000® Index (the “RTY Index”), S&P 500® Index (the “SPX Index”) and The Coca-Cola Company common stock (the “KO Stock”)
Aggregate principal amount:	$500,000
Stated principal amount:	$1,000 per security
Issue price:	$1,000 per security
Pricing date:	February 7, 2024
Original issue date:	February 20, 2024 (8 business days after the pricing date)
Maturity date:	February 14, 2028
Early redemption:

The securities are not subject to automatic early redemption until approximately thirty months after the original issue date. Following this 2.5-year initial non-call period, if, on any semi-annual determination date, beginning on August 6, 2026, the closing level of each underlying is greater than or equal to its respective then-applicable redemption threshold level, the securities will be automatically redeemed for the applicable early redemption payment on the related early redemption date.

The securities will not be redeemed early on any early redemption date if the closing level of any underlying is below its respective then-applicable redemption threshold level on the related determination date.

Early redemption payment:

The early redemption payment will be an amount in cash per stated principal amount (corresponding to a return of 7.00% per annum) for each semi-annual determination date (beginning after approximately thirty months), as set forth under “Determination Dates, Early Redemption Dates and Early Redemption Payments” below.

No further payments will be made on the securities once they have been redeemed.

Redemption threshold levels:

1st determination date:

With respect to the RTY Index, 1,953.628, which is 100% of its initial level

With respect to the SPX Index, 4,954.23, which is 100% of its initial level

With respect to the KO Stock, $59.94, which is 100% of its initial level

2nd determination date:

With respect to the RTY Index, 1,953.628, which is 100% of its initial level

With respect to the SPX Index, 4,954.23, which is 100% of its initial level

With respect to the KO Stock, $59.94, which is 100% of its initial level

3rd determination date:

With respect to the RTY Index, 1,465.221, which is 75% of its initial level

With respect to the SPX Index, 3,715.673, which is approximately 75% of its initial level

With respect to the KO Stock, $44.955, which is 75% of its initial level

Downside threshold level:

With respect to the RTY Index, 1,181.945, which is approximately 60.50% of its initial level

With respect to the SPX Index, 2,997.309, which is approximately 60.50% of its initial level

With respect to the KO Stock, $36.264, which is approximately 60.50% of its initial level

Payment at maturity:

If the securities have not previously been redeemed, you will receive at maturity a cash payment per security as follows:

●If the final level of each underlying is greater than or equal to its respective downside threshold level:

$1,280

●If the final level of any underlying is less than its respective downside threshold level:

$1,000 × performance factor of the worst performing underlying

Under these circumstances, you will lose more than 39.50%, and possibly all, of your investment.

Terms continued on the following page
Agent:	Morgan Stanley & Co. LLC (“MS & Co.”), an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley. See “Supplemental information regarding plan of distribution; conflicts of interest.”
Estimated value on the pricing date:	$933.30 per security. See “Investment Summary” beginning on page 3.
Commissions and issue price:	Price to public	Agent’s commissions (1)	Proceeds to us(2)
Per security	$1,000	$25.30	$974.70
Total	$500,000	$12,650	$487,350

(1)Selected dealers and their financial advisors will collectively receive from the agent, MS & Co., a fixed sales commission of $25.30 for each security they sell. See “Supplemental information regarding plan of distribution; conflicts of interest.” For additional information, see “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement for auto-callable securities.

(2)See “Use of proceeds and hedging” on page 24.

The securities involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 9.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying product supplement, index supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement, index supplement and prospectus, each of which can be accessed via the hyperlinks below. Please also see “Additional Terms of the Securities” and “Additional Information About the Securities” at the end of this document.

As used in this document, “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Product Supplement for Auto-Callable Securities dated November 16, 2023 Index Supplement dated November 16, 2023 Prospectus dated November 16, 2023

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due February 14, 2028, with 2.5-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index, the S&P 500® Index and the Common Stock of The Coca-Cola Company

Principal at Risk Securities

Terms continued from previous page:
Determination dates:

Beginning after approximately thirty months, semi-annually. See “Determination Dates, Early Redemption Dates and Early Redemption Payments” below.

The determination dates are subject to postponement for non-index business days and non-trading days, as applicable, and certain market disruption events.

Early redemption dates:

Beginning after approximately thirty months, as set forth under “Determination Dates, Early Redemption Dates and Early Redemption Payments” below.  If any such day is not a business day, the early redemption payment, if payable, will be paid on the next business day, and no adjustment will be made to the early redemption payment.

Initial level:

With respect to the RTY Index, 1,953.628, which is its closing level on February 6, 2024

With respect to the SPX Index, 4,954.23, which is its closing level on February 6, 2024

With respect to the KO Stock, $59.94, which is its closing level on February 6, 2024

Final level:	With respect to each underlying, the respective closing level on the final determination date
Closing level:

With respect to each of the RTY Index and the SPX Index, on any index business day, the index closing value on such day.

With respect to the KO Stock, on any trading day, the closing price of one share of the KO Stock on such day times the adjustment factor on such day.

Worst performing underlying:	The underlying with the largest percentage decrease from the respective initial level to the respective final level
Performance factor:	With respect to each underlying, the final level divided by the initial level
Adjustment factor:	With respect to the KO Stock, 1.0, subject to adjustment in the event of certain corporate events affecting the KO Stock
CUSIP / ISIN:	61771WYN2 / US61771WYN28
Listing:	The securities will not be listed on any securities exchange.

Determination Dates, Early Redemption Dates and Early Redemption Payments

Determination Dates		Early Redemption Dates		Early Redemption Payments (per $1,000 Security)
1st determination date:	August 6, 2026	1st early redemption date:	August 13, 2026	$1,175
2nd determination date:	February 8, 2027	2nd early redemption date:	February 16, 2027	$1,210
3rd determination date:	August 6, 2027	3rd early redemption date:	August 13, 2027	$1,245
Final determination date:	February 7, 2028	See “Maturity date” above.		See “Payment at maturity” above.

February 2024 Page 2

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due February 14, 2028, with 2.5-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index, the S&P 500® Index and the Common Stock of The Coca-Cola Company

Principal at Risk Securities

Investment Summary

Jump Securities with Auto-Callable Feature

Principal at Risk Securities

The Jump Securities with Auto-Callable Feature due February 14, 2028, with 2.5-Year Initial Non-Call Period All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index, the S&P 500® Index and the Common Stock of The Coca-Cola Company (the “securities”) do not provide for the regular payment of interest. Instead, the securities will be automatically redeemed if the closing level of each of the Russell 2000® Index, the S&P 500® Index and the common stock of The Coca-Cola Company on any semi-annual determination date (beginning after approximately thirty months) is greater than or equal to its respective then-applicable redemption threshold level, for an early redemption payment that will increase over the term of the securities, as described below. No further payments will be made on the securities once they have been redeemed. At maturity, if the securities have not previously been redeemed and the final level of each underlying is greater than or equal to 60.50% of its respective initial level, investors will receive a payment at maturity of $1,280 per $1,000 security. However, if the securities are not redeemed prior to maturity and the final level of any underlying is less than its respective downside threshold level, investors will be exposed to the decline in the worst performing underlying on a 1-to-1 basis, and will receive a payment at maturity that is less than 60.50% of the stated principal amount of the securities and could be zero. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment. Investors will not participate in any appreciation in any underlying.

Maturity:	Approximately 4 years
Automatic early redemption (beginning after approximately thirty months):

The securities are not subject to automatic early redemption until approximately thirty months after the original issue date. Following this 2.5-year initial non-call period, if, on any semi-annual determination date, the closing level of each underlying is greater than or equal to its respective then-applicable redemption threshold level, the securities will be automatically redeemed for the applicable early redemption payment on the related early redemption date.

Redemption threshold levels:

1st determination date:

With respect to the RTY Index: 1,953.628, which is 100% of its initial level

With respect to the SPX Index: 4,954.23, which is 100% of its initial level

With respect to the KO Stock: $59.94, which is 100% of its initial level

2nd determination date:

With respect to the RTY Index: 1,953.628, which is 100% of its initial level

With respect to the SPX Index: 4,954.23, which is 100% of its initial level

With respect to the KO Stock: $59.94, which is 100% of its initial level

3rd determination date:

With respect to the RTY Index: 1,465.221, which is 75% of its initial level

With respect to the SPX Index: 3,715.673, which is approximately 75% of its initial level

With respect to the KO Stock: $44.955, which is 75% of its initial level

Early redemption payment:

The early redemption payment will be an amount in cash per stated principal amount (corresponding to a return of 7.00% per annum) for each semi-annual determination date (beginning after approximately thirty months), as follows:

●1st determination date: $1,175

●2nd determination date: $1,210

●3rd determination date: $1,245

No further payments will be made on the securities once they have been redeemed.

Payment at maturity:

If the securities have not previously been redeemed, you will receive at maturity a cash payment per security as follows:

●If the final level of each underlying is greater than or equal to its respective downside threshold level:

February 2024 Page 3

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due February 14, 2028, with 2.5-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index, the S&P 500® Index and the Common Stock of The Coca-Cola Company

Principal at Risk Securities

$1,280

●If the final level of any underlying is less than its respective downside threshold level:

$1,000 × performance factor of the worst performing underlying

Under these circumstances, investors will lose a significant portion or all of their investment. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment.

The original issue price of each security is $1,000. This price includes costs associated with issuing, selling, structuring and hedging the securities, which are borne by you, and, consequently, the estimated value of the securities on the pricing date is less than $1,000. We estimate that the value of each security on the pricing date is $933.30.

What goes into the estimated value on the pricing date?

In valuing the securities on the pricing date, we take into account that the securities comprise both a debt component and a performance-based component linked to the underlyings. The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlyings, instruments based on the underlyings, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the securities?

In determining the economic terms of the securities, including the early redemption payment amounts, the redemption threshold levels and the downside threshold levels, we use an internal funding rate, which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the securities would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the securities?

The price at which MS & Co. purchases the securities in the secondary market, absent changes in market conditions, including those related to the underlyings, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlyings, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the securities, and, if it once chooses to make a market, may cease doing so at any time.

February 2024 Page 4

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due February 14, 2028, with 2.5-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index, the S&P 500® Index and the Common Stock of The Coca-Cola Company

Principal at Risk Securities

Key Investment Rationale

The securities do not provide for the regular payment of interest. Instead, beginning after approximately thirty months, the securities will be automatically redeemed if the closing level of each of the Russell 2000® Index, the S&P 500® Index and the common stock of The Coca-Cola Company on any semi-annual determination date is greater than or equal to its respective then-applicable redemption threshold level.

The following scenarios are for illustrative purposes only to demonstrate how an automatic early redemption payment or the payment at maturity (if the securities have not previously been redeemed) are calculated, and do not attempt to demonstrate every situation that may occur. Accordingly, the securities may or may not be redeemed prior to maturity and the payment at maturity may be less than 60.50% of the stated principal amount of the securities and may be zero.

Scenario 1: The securities are redeemed prior to maturity

Beginning after approximately thirty months, when each underlying closes at or above its respective then-applicable redemption threshold level on any semi-annual determination date, the securities will be automatically redeemed for the applicable early redemption payment on the related early redemption date. Investors do not participate in any appreciation in any underlying.

Scenario 2: The securities are not redeemed prior to maturity, and investors receive a fixed positive return at maturity

This scenario assumes that any underlying closes below its respective then-applicable redemption threshold level on each of the semi-annual determination dates (beginning after approximately thirty months). Consequently, the securities are not redeemed prior to maturity. On the final determination date, each underlying closes at or above its respective downside threshold level. At maturity, investors will receive a cash payment equal to $1,280 per stated principal amount. Investors do not participate in any appreciation in any underlying.

Scenario 3: The securities are not redeemed prior to maturity, and investors suffer a substantial loss of principal at maturity

This scenario assumes that any underlying closes below its respective then-applicable redemption threshold level on each of the semi-annual determination dates (beginning after approximately thirty months). Consequently, the securities are not redeemed prior to maturity. On the final determination date, any underlying closes below its respective downside threshold level. At maturity, investors will receive an amount equal to the stated principal amount multiplied by the performance factor of the worst performing underlying. Under these circumstances, the payment at maturity will be significantly less than the stated principal amount and could be zero.

February 2024 Page 5

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due February 14, 2028, with 2.5-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index, the S&P 500® Index and the Common Stock of The Coca-Cola Company

Principal at Risk Securities

Hypothetical Examples

The following hypothetical examples are for illustrative purposes only. Whether the securities are redeemed prior to maturity will be determined by reference to the closing level of each underlying on each of the semi-annual determination dates (beginning after approximately thirty months), and the payment at maturity, if any, will be determined by reference to the closing level of each underlying on the final determination date. The actual initial levels, redemption threshold levels and downside threshold levels are set forth on the cover of this document. Some numbers appearing in the examples below have been rounded for ease of analysis. All payments on the securities are subject to our credit risk. The below examples are based on the following terms:

Early Redemption Payment:

The early redemption payment will be an amount in cash per stated principal amount (corresponding to a return of approximately 7.00% per annum) for each semi-annual determination date (beginning after approximately thirty months), as follows:

●1st determination date: $1,175

●2nd determination date: $1,210

●3rd determination date: $1,245

No further payments will be made on the securities once they have been redeemed.

Payment at Maturity:

If the securities have not previously been redeemed, you will receive at maturity a cash payment per security as follows:

●If the final level of each underlying is greater than or equal to its respective downside threshold level:

$1,280

●If the final level of any underlying is less than its respective downside threshold level:

$1,000 × performance factor of the worst performing underlying.

Under these circumstances, you will lose a significant portion or all of your investment.

Stated Principal Amount:	$1,000
Hypothetical Initial Level:	With respect to the RTY Index: 2,200 With respect to the SPX Index: 3,800 With respect to the KO Stock: $60.00
Hypothetical Redemption Threshold Levels:

1st determination date:

With respect to the RTY Index: 2,200, which is 100% of its hypothetical initial level

With respect to the SPX Index: 3,800, which is 100% of its hypothetical initial level

With respect to the KO Stock: $60.00, which is 100% of its hypothetical initial level

2nd determination date:

With respect to the RTY Index: 2,200, which is 100% of its hypothetical initial level

With respect to the SPX Index: 3,800, which is 100% of its hypothetical initial level

With respect to the KO Stock: $60.00, which is 100% of its hypothetical initial level

3rd determination date:

With respect to the RTY Index: 1,650, which is 75% of its hypothetical initial level

With respect to the SPX Index: 2,850, which is 75% of its hypothetical initial level

With respect to the KO Stock: $45.00, which is 75% of its hypothetical initial level

Hypothetical Downside Threshold Level:

With respect to the RTY Index: 1,331, which is 60.50% of its hypothetical initial level

With respect to the SPX Index: 2,299, which is 60.50% of its hypothetical initial level

With respect to the KO Stock: $36.30, which is 60.50% of its hypothetical initial level

February 2024 Page 6

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due February 14, 2028, with 2.5-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index, the S&P 500® Index and the Common Stock of The Coca-Cola Company

Principal at Risk Securities

Automatic Call:

Example 1 — the securities are redeemed following the second determination date

Date	RTY Index Closing Level	SPX Index Closing Level	KO Stock Closing Level	Payment (per Security)
1st Determination Date	2,650 (at or above the then-applicable redemption threshold level)	3,200 (below the then-applicable redemption threshold level)	$70.00 (at or above the then-applicable redemption threshold level)	--
2nd Determination Date	2,610 (at or above the then-applicable redemption threshold level)	4,000 (at or above the then-applicable redemption threshold level)	$62.00 (at or above the then-applicable redemption threshold level)	$1,210

In this example, on the first determination date, the closing levels of two of the underlyings are at or above their respective then-applicable redemption threshold level, but the closing level of the other underlying is below its respective then-applicable redemption threshold level. Therefore, the securities are not redeemed. On the second determination date, the closing level of each underlying is at or above the respective then-applicable redemption threshold level. Therefore, the securities are automatically redeemed on the second early redemption date. Investors will receive a payment of $1,210 per security on the related early redemption date. No further payments will be made on the securities once they have been redeemed, and investors do not participate in the appreciation in any underlying.

How to calculate the payment at maturity:

In the following examples, one or more of the underlyings close below the respective then-applicable redemption threshold level(s) on each of the semi-annual determination dates (beginning after approximately thirty months), and, consequently, the securities are not automatically redeemed prior to, and remain outstanding until, maturity.

	RTY Index Final Level	SPX Index Final Level	KO Stock Final Level	Payment at Maturity (per Security)
Example 1:	2,500 (at or above its downside threshold level)	4,200 (at or above its downside threshold level)	$62.00 (at or above its downside threshold level)	$1,280
Example 2:	1,100 (below its downside threshold level)	4,560 (at or above its downside threshold level)	$70.00 (at or above its downside threshold level)	$1,000 × (1,100 / 2,200) = $500
Example 3:	2,750 (at or above its downside threshold level)	4,940 (at or above its downside threshold level)	$24.00 (below its downside threshold level)	$1,000 × ($24.00 / $60.00) = $400
Example 4:	2,640 (at or above its downside threshold level)	2,850 (at or above its downside threshold level)	$12.00 (below its downside threshold level)	$1,000 × ($12.00 / $60.00) = $200
Example 5:	440 (below its downside threshold level)	1,710 (below its downside threshold level)	$33.00 (below its downside threshold level)	$1,000 × (440 / 2,200) = $200

In example 1, the final level of each underlying is at or above its respective downside threshold level. Therefore, investors receive $1,280 per security at maturity. Investors do not participate in any appreciation in any underlying.

February 2024 Page 7

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due February 14, 2028, with 2.5-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index, the S&P 500® Index and the Common Stock of The Coca-Cola Company

Principal at Risk Securities

In examples 2 and 3, the final levels of two of the underlyings are at or above their respective downside threshold levels, but the final level of the other underlying is below its respective downside threshold level. Therefore, investors are exposed to the downside performance of the worst performing underlying at maturity and receive at maturity an amount equal to the stated principal amount multiplied by the performance factor of the worst performing underlying.

In example 4, the final level of one of the underlyings is at or above its respective downside threshold level, the final level of the other two underlyings are below their respective downside threshold levels. Therefore, investors are exposed to the downside performance of the worst performing underlying at maturity. The RTY Index has increased 20% from its initial level to its final level, the SPX Index has declined 25% from its initial level to its final level and the KO Stock has declined 80% from its initial level to its final level. Therefore, investors receive at maturity an amount equal to the stated principal amount multiplied by the performance factor of the KO Stock, which is the worst performing underlying in this example.

In example 5, the final level of each underlying is below its respective downside threshold level, and investors receive at maturity an amount equal to the stated principal amount multiplied by the performance factor of the worst performing underlying. The RTY Index has declined 80% from its initial level to its final level, the SPX Index has declined 55% from its initial level to its final level and the KO Stock has declined 45% from its initial level to its final level. Therefore, the payment at maturity equals the stated principal amount multiplied by the performance factor of the RTY Index, which is the worst performing underlying in this example.

If the securities are not redeemed prior to maturity and the final level of any underlying is below its respective downside threshold level, you will be exposed to the downside performance of the worst performing underlying at maturity, and your payment at maturity will be less than 60.50% of the stated principal amount per security and could be zero.

February 2024 Page 8

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due February 14, 2028, with 2.5-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index, the S&P 500® Index and the Common Stock of The Coca-Cola Company

Principal at Risk Securities

Risk Factors

This section describes the material risks relating to the securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement, index supplement and prospectus. We also urge you to consult with your investment, legal, tax, accounting and other advisers in connection with your investment in the securities.

Risks Relating to an Investment in the Securities

￭The securities do not pay interest or guarantee the return of any principal. The terms of the securities differ from those of ordinary debt securities in that they do not pay interest or guarantee the return of any of the principal amount at maturity. If the securities have not been automatically redeemed prior to maturity and the final level of any underlying is less than its respective downside threshold level of 60.50% of its initial level, you will be exposed to the decline in the value of the worst performing underlying, as compared to its initial level, on a 1-to-1 basis, and you will receive for each security that you hold at maturity an amount equal to the stated principal amount multiplied by the performance factor of the worst performing underlying. In this case, the payment at maturity will be less than 60.50% of the stated principal amount and could be zero.

￭The appreciation potential of the securities is limited by the fixed early redemption payment or payment at maturity specified for each determination date. The appreciation potential of the securities is limited to the fixed early redemption payment specified for each determination date if each underlying closes at or above its respective then-applicable redemption threshold level on any semi-annual determination date (beginning after approximately thirty months), or to the fixed upside payment at maturity if the securities have not been redeemed and the final level of each underlying is at or above its downside threshold level. In all cases, you will not participate in any appreciation of any underlying, which could be significant.

￭The market price will be influenced by many unpredictable factors. Several factors, many of which are beyond our control, will influence the value of the securities in the secondary market and the price at which MS & Co. may be willing to purchase or sell the securities in the secondary market. We expect that generally the level of interest rates available in the market and the value of each underlying on any day, including in relation to its respective initial level, redemption threshold levels and downside threshold level, will affect the value of the securities more than any other factors. Other factors that may influence the value of the securities include:

othe volatility (frequency and magnitude of changes in value) of each underlying and of the stocks composing the RTY Index and the SPX Index,

ogeopolitical conditions and economic, financial, political, regulatory or judicial events that affect the KO Stock, the component stocks of the RTY Index and the SPX Index or securities markets generally and which may affect the value of each underlying, odividend rates on the KO Stock or on the securities underlying the RTY Index and the SPX Index,

othe time remaining until the securities mature,

ointerest and yield rates in the market,

othe availability of comparable instruments,

othe composition of the RTY Index and the SPX Index and changes in their constituent stocks othe occurrence of certain events affecting the KO Stock that may or may not require an adjustment to the adjustment factor, and oany actual or anticipated changes in our credit ratings or credit spreads.

Generally, the longer the time remaining to maturity, the more the market price of the securities will be affected by the other factors described above. Some or all of these factors will influence the price that you will receive if you sell your securities prior to maturity. For example, you may have to sell your securities at a substantial discount from the stated

February 2024 Page 9

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principal amount of $1,000 per security if the price of any underlying at the time of sale is near or below its downside threshold level or if market interest rates rise.

You cannot predict the future performance of any underlying based on its historical performance. The value(s) of one or more of the underlyings may decrease so that you will receive no return on your investment and receive a payment at maturity that is less than 60.50% of the stated principal amount. See “Russell 2000® Index Overview,” “S&P 500® Index Overview” and “The Coca-Cola Company Overview” below.

￭The securities are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the securities. You are dependent on our ability to pay all amounts due on the securities upon an early redemption or at maturity and therefore you are subject to our credit risk. If we default on our obligations under the securities, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the securities prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the securities.

￭As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

￭Investing in the securities is not equivalent to investing in the underlyings or the stocks composing the RTY Index or the SPX Index. Investing in the securities is not equivalent to investing in any underlying or the component stocks of the RTY Index or the SPX Index. Investors in the securities will not participate in any positive performance of any underlying, and will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the KO Stock or the stocks that constitute the RTY Index or the SPX Index. As a result, any return on the securities will not reflect the return you would realize if you actually owned shares of the KO Stock and received the dividends paid or distributions made on them.

￭Reinvestment risk. The term of your investment in the securities may be shortened due to the automatic early redemption feature of the securities. If the securities are redeemed prior to maturity, you will receive no further payments on the securities and may be forced to invest in a lower interest rate environment and may not be able to reinvest at comparable terms or returns. However, under no circumstances will the securities be redeemed in the first thirty months of the term of the securities.

￭The securities will not be listed on any securities exchange and secondary trading may be limited, and accordingly, you should be willing to hold your securities for the entire 4-year term of the securities. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. MS & Co. may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time. When it does make a market, it will generally do so for transactions of routine secondary market size at prices based on its estimate of the current value of the securities, taking into account its bid/offer spread, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that it will be able to resell the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Since other broker-dealers may not participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which MS & Co. is willing to transact. If, at any time, MS & Co. were to cease making a market in the securities, it is likely that there would be no secondary market for the securities. Accordingly, you should be willing to hold your securities to maturity.

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￭The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the securities in the original issue price reduce the economic terms of the securities, cause the estimated value of the securities to be less than the original issue price and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the securities in secondary market transactions will likely be significantly lower than the original issue price, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the original issue price and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the securities in the original issue price and the lower rate we are willing to pay as issuer make the economic terms of the securities less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlyings, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

￭The estimated value of the securities is determined by reference to our pricing and valuation models, which may differ from those of other dealers, and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the securities than those generated by others, including other dealers in the market, if they attempted to value the securities. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your securities in the secondary market (if any exists) at any time. The value of your securities at any time after the date of this document will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price will be influenced by many unpredictable factors” above.

￭Hedging and trading activity by our affiliates could potentially affect the value of the securities. One or more of our affiliates and/or third-party dealers expect to carry out hedging activities related to the securities (and to other instruments linked to the underlyings), including trading in the KO Stock, the stocks that constitute the RTY Index or the SPX Index as well as in other instruments related to the underlyings. As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final determination date approaches. Some of our affiliates also trade the underlyings and other financial instruments related to the underlyings on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to February 6, 2024 could potentially increase the initial level of an underlying, and, therefore, could increase (i) the level at or above which such underlying must close on the respective determination dates so that the securities are redeemed prior to maturity for the early redemption payment (depending also on the performance of the other underlyings) and (ii) the downside threshold level for such underlying, which is the value at or above which such underlying must close on the final determination date so that you are not exposed to the negative performance of the worst performing underlying at maturity (depending also on the performance of the other underlyings). Additionally, such hedging or trading activities during the term of the securities could potentially affect the value of any underlying on the determination dates, and, accordingly, whether we redeem the securities prior to maturity and the amount of cash you will receive at maturity, if any.

￭The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the securities. As calculation agent, MS & Co. will determine the initial levels, the

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redemption threshold levels, the downside threshold levels, the final levels, whether the securities will be redeemed on any early redemption date and the payment at maturity, if any. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events, any adjustments to the adjustment factor and the selection of a successor index or calculation of a closing level of an underlying in the event of a market disruption event or discontinuance of an underlying. These potentially subjective determinations may affect the payout to you upon an early redemption or at maturity, if any. For further information regarding these types of determinations, see “Description of Auto-Callable Securities—Postponement of Determination Dates,” “—Alternate Exchange Calculation in Case of an Event of Default,” “—Discontinuance of Any Underlying Index; Alteration of Method of Calculation” and “—Calculation Agent and Calculations” in the accompanying product supplement. In addition, MS & Co. has determined the estimated value of the securities on the pricing date.

￭The U.S. federal income tax consequences of an investment in the securities are uncertain. Please read the discussion under “Additional Information – Tax considerations” in this document and the discussion under “United States Federal Taxation” in the accompanying product supplement for auto-callable securities (together, the “Tax Disclosure Sections”) concerning the U.S. federal income tax consequences of an investment in the securities. If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative treatment for the securities, the timing and character of income on the securities might differ significantly from the tax treatment described in the Tax Disclosure Sections. For example, under one possible treatment, the IRS could seek to recharacterize the securities as debt instruments. In that event, U.S. Holders would be required to accrue into income original issue discount on the securities every year at a “comparable yield” determined at the time of issuance and recognize all income and gain in respect of the securities as ordinary income. The risk that financial instruments providing for buffers, triggers or similar downside protection features, such as the securities, would be recharacterized as debt is greater than the risk of recharacterization for comparable financial instruments that do not have such features. We do not plan to request a ruling from the IRS regarding the tax treatment of the securities, and the IRS or a court may not agree with the tax treatment described in the Tax Disclosure Sections.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” rule, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose an interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, the issues presented by this notice and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Risks Relating to the Underlyings

￭You are exposed to the price risk of each underlying. Your return on the securities is not linked to a basket consisting of each underlying. Rather, it will be contingent upon the independent performance of each underlying. Unlike an instrument with a return linked to a basket of underlying assets, in which risk is mitigated and diversified among all the components of the basket, you will be exposed to the risks related to each underlying. Poor performance by any underlying over the term of the securities may negatively affect your return and will not be offset or mitigated by any positive performance by the other underlyings. To receive an early redemption payment, each underlying must close at or above its respective then-applicable redemption threshold level on the applicable determination date. In addition, if the securities have not been redeemed and any underlying has declined to below its respective downside

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threshold level as of the final determination date, you will be fully exposed to the decline in the worst performing underlying over the term of the securities on a 1-to-1 basis, even if the other underlyings have appreciated or have not declined as much. Under this scenario, the value of any such payment at maturity will be less than 60.50% of the stated principal amount and could be zero. Accordingly, your investment is subject to the price risk of each underlying.

￭The securities are linked to the Russell 2000® Index and are subject to risks associated with small-capitalization companies. As the Russell 2000® Index is one of the underlyings, and the Russell 2000® Index consists of stocks issued by companies with relatively small market capitalization, the securities are linked to the value of small-capitalization companies. These companies often have greater stock price volatility, lower trading volume and less liquidity than large-capitalization companies and therefore the Russell 2000® Index may be more volatile than indices that consist of stocks issued by large-capitalization companies. Stock prices of small-capitalization companies are also more vulnerable than those of large-capitalization companies to adverse business and economic developments, and the stocks of small-capitalization companies may be thinly traded. In addition, small capitalization companies are typically less well-established and less stable financially than large-capitalization companies and may depend on a small number of key personnel, making them more vulnerable to loss of personnel. Such companies tend to have smaller revenues, less diverse product lines, smaller shares of their product or service markets, fewer financial resources and less competitive strengths than large-capitalization companies and are more susceptible to adverse developments related to their products.

￭Adjustments to the SPX Index or the RTY Index could adversely affect the value of the securities. The publisher of the SPX Index or the RTY Index may add, delete or substitute the stocks constituting the relevant index or make other methodological changes that could change the value of the relevant index. The publisher of the SPX Index or the RTY Index may discontinue or suspend calculation or publication of the relevant index at any time. In these circumstances, the calculation agent will have the sole discretion to substitute a successor index that is comparable to the discontinued underlying and is not precluded from considering indices that are calculated and published by the calculation agent or any of its affiliates. If the calculation agent determines that there is no appropriate successor index, the payment at maturity on the securities will be an amount based on the closing prices at maturity of the securities composing the SPX Index or the RTY Index at the time of such discontinuance, without rebalancing or substitution, computed by the calculation agent in accordance with the formula for calculating the SPX Index or the RTY Index last in effect prior to discontinuance of the SPX Index or the RTY Index.

￭No affiliation with The Coca-Cola Company. The Coca-Cola Company is not an affiliate of ours, is not involved with this offering in any way, and has no obligation to consider your interests in taking any corporate actions that might affect the value of the securities. We have not made any due diligence inquiry with respect to The Coca-Cola Company in connection with this offering.

￭We may engage in business with or involving The Coca-Cola Company without regard to your interests. We or our affiliates may presently or from time to time engage in business with The Coca-Cola Company without regard to your interests and thus may acquire non-public information about The Coca-Cola Company Neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, we or our affiliates from time to time have published and in the future may publish research reports with respect to The Coca-Cola Company, which may or may not recommend that investors buy or hold the KO Stock.

￭The antidilution adjustments the calculation agent is required to make do not cover every corporate event that could affect the KO Stock. MS & Co., as calculation agent, will adjust the adjustment factor for certain corporate events affecting the KO Stock, such as stock splits, stock dividends and extraordinary dividends, and certain other corporate actions involving the issuer of the KO Stock, such as mergers. However, the calculation agent will not make an adjustment for every corporate event that can affect the KO Stock. For example, the calculation agent is not required to make any adjustments if the issuer of the KO Stock or anyone else makes a partial tender or partial exchange offer for the KO Stock, nor will adjustments be made following the final observation date. In addition, no adjustments will be made for regular cash dividends, which are expected to reduce the price of the KO Stock by the amount of such dividends. If an event occurs that does not require the calculation agent to adjust the adjustment factor, the market price of the securities may be materially and adversely affected. For example, if the record date for a regular cash dividend were to occur on or shortly before the final observation date, this may decrease the final level of the KO Stock to be less

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than the respective downside threshold level (resulting in a loss of a significant portion of all of your investment in the securities), materially and adversely affecting your return.

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Russell 2000® Index Overview

The Russell 2000® Index is an index calculated, published and disseminated by FTSE International Limited (“FTSE Russell”), and measures the capitalization-weighted price performance of 2,000 U.S. small-capitalization stocks listed on eligible U.S. exchanges. The Russell 2000® Index is designed to track the performance of the small-capitalization segment of the U.S. equity market. The companies included in the Russell 2000® Index are the middle 2,000 (i.e., those ranked 1,001 through 3,000) of the companies that form the Russell 3000E™ Index. The Russell 2000® Index represents approximately 7% of the U.S. equity market. For additional information about the Russell 2000® Index, see the information set forth under “Russell Indices—Russell 2000® Index” in the accompanying index supplement.

Information as of market close on February 7, 2024:

Bloomberg Ticker Symbol:	RTY	52 Week High (on 12/27/2023):	2,066.214
Current Index Value:	1,950.359	52 Week Low (on 10/27/2023):	1,636.938
52 Weeks Ago:	1,972.609

The following graph sets forth the daily index closing values of the RTY Index for the period from January 1, 2019 through February 7, 2024. The related table sets forth the published high and low index closing values, as well as the end-of-quarter index closing values, of the RTY Index for each quarter in the same period. The index closing value of the RTY Index on February 7, 2024 was 1,950.359. We obtained the information in the graph and table below from Bloomberg Financial Markets, without independent verification. The historical index closing values of the RTY Index should not be taken as an indication of future performance, and no assurance can be given as to the value of the RTY Index at any time, including on the determination dates.

RTY Index Daily Closing Values January 1, 2019 to February 7, 2024

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Russell 2000® Index	High	Low	Period End
2019
First Quarter	1,590.062	1,330.831	1,539.739
Second Quarter	1,614.976	1,465.487	1,566.572
Third Quarter	1,585.599	1,456.039	1,523.373
Fourth Quarter	1,678.010	1,472.598	1,668.469
2020
First Quarter	1,705.215	991.160	1,153.103
Second Quarter	1,536.895	1,052.053	1,441.365
Third Quarter	1,592.287	1,398.920	1,507.692
Fourth Quarter	2,007.104	1,531.202	1,974.855
2021
First Quarter	2,360.168	1,945.914	2,220.519
Second Quarter	2,343.758	2,135.139	2,310.549
Third Quarter	2,329.359	2,130.680	2,204.372
Fourth Quarter	2,442.742	2,139.875	2,245.313
2022
First Quarter	2,272.557	1,931.288	2,070.125
Second Quarter	2,095.440	1,649.836	1,707.990
Third Quarter	2,021.346	1,655.882	1,664.716
Fourth Quarter	1,892.839	1,682.403	1,761.246
2023
First Quarter	2,001.221	1,720.291	1,802.484
Second Quarter	1,896.333	1,718.811	1,888.734
Third Quarter	2,003.177	1,761.609	1,785.102
Fourth Quarter	2,066.214	1,636.938	2,027.074
2024
First Quarter (through February 7, 2024)	2,012.795	1,913.166	1,950.359

“Russell 2000® Index” and “Russell 3000ETM Index” are trademarks of FTSE Russell. For more information, see “Russell Indices” in the accompanying index supplement.

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S&P 500® Index Overview

The S&P 500® Index, which is calculated, maintained and published by S&P® Dow Jones Indices LLC (“S&P®”), is intended to provide a benchmark for performance measurement of the large capitalization segment of the U.S. equity markets by tracking the stock price movement of 500 companies with large market capitalizations. Component stocks of the S&P 500® Index are required to have a total company level market capitalization of USD $14.5 billion or more, which reflects approximately the 85th percentile of the S&P® Total Market Index. The S&P 500® Index measures the relative performance of the common stocks of 500 companies as of a particular time as compared to the performance of the common stocks of 500 similar companies during the base period of the years 1941 through 1943. For additional information about the S&P 500® Index, see the information set forth under “S&P® U.S. Indices—S&P 500® Index” in the accompanying index supplement.

Information as of market close on February 7, 2024:

Bloomberg Ticker Symbol:	SPX	52 Week High (on 2/7/2024):	4,995.06
Current Index Value:	4,995.06	52 Week Low (on 3/13/2023):	3,855.76
52 Weeks Ago:	4,164.00

The following graph sets forth the daily index closing values of the SPX Index for the period from January 1, 2019 through February 7, 2024. The related table sets forth the published high and low index closing values, as well as the end-of-quarter index closing values, of the SPX Index for each quarter in the same period. The index closing value of the SPX Index on February 7, 2024 was 4,995.06. We obtained the information in the graph and table below from Bloomberg Financial Markets, without independent verification. The historical index closing values of the SPX Index should not be taken as an indication of future performance, and no assurance can be given as to the value of the SPX Index at any time, including on the determination dates.

SPX Index Daily Closing Values January 1, 2019 to February 7, 2024

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S&P 500® Index	High	Low	Period End
2019
First Quarter	2,854.88	2,447.89	2,834.40
Second Quarter	2,954.18	2,744.45	2,941.76
Third Quarter	3,025.86	2,840.60	2,976.74
Fourth Quarter	3,240.02	2,887.61	3,230.78
2020
First Quarter	3,386.15	2,237.40	2,584.59
Second Quarter	3,232.39	2,470.50	3,100.29
Third Quarter	3,580.84	3,115.86	3,363.00
Fourth Quarter	3,756.07	3,269.96	3,756.07
2021
First Quarter	3,974.54	3,700.65	3,972.89
Second Quarter	4,297.50	4,019.87	4,297.50
Third Quarter	4,536.95	4,258.49	4,307.54
Fourth Quarter	4,793.06	4,300.46	4,766.18
2022
First Quarter	4,796.56	4,170.70	4,530.41
Second Quarter	4,582.64	3,666.77	3,785.38
Third Quarter	4,305.20	3,585.62	3,585.62
Fourth Quarter	4,080.11	3,577.03	3,839.50
2023
First Quarter	4,179.76	3,808.10	4,109.31
Second Quarter	4,450.38	4,055.99	4,450.38
Third Quarter	4,588.96	4,273.53	4,288.05
Fourth Quarter	4,783.35	4,117.37	4,769.83
2024
First Quarter (through February 7, 2024)	4,995.06	4,688.68	4,995.06

“Standard & Poor’s®,” “S&P®,” “S&P 500®,” “Standard & Poor’s 500” and “500” are trademarks of Standard and Poor’s Financial Services LLC. For more information, see “S&P® U.S. Indices” in the accompanying index supplement.

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The Coca-Cola Company Overview

The Coca-Cola Company is a beverage company. The KO Stock is registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Information provided to or filed with the Securities and Exchange Commission by The Coca-Cola Company pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number 001-02217 through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding The Coca-Cola Company may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither the issuer nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the issuer of the KO Stock is accurate or complete.

Information as of market close on February 7, 2024:

Bloomberg Ticker Symbol:	KO
Exchange:	NYSE
Current Stock Price:	$59.99
52 Weeks Ago:	$60.07
52 Week High (on 5/1/2023):	$64.30
52 Week Low (on 10/5/2023):	$52.38
Current Dividend Yield:	3.07%

The following table sets forth the published high and low closing prices of, as well as dividends on, the KO Stock for each quarter from January 1, 2021 through February 7, 2024. The closing price of the KO Stock on February 7, 2024 was $59.99. The associated graph shows the closing prices of the KO Stock for each day from January 1, 2019 through February 7, 2024. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The historical closing prices of the KO Stock may have been adjusted for stock splits and other corporate events. The historical performance of the KO Stock should not be taken as an indication of its future performance, and no assurance can be given as to the price of the KO Stock at any time, including on the determination dates.

Common Stock of The Coca-Cola Company (CUSIP 191216100)	High ($)	Low ($)	Dividends ($)
2021
First Quarter	53.85	48.15	0.42
Second Quarter	56.24	52.51	0.42
Third Quarter	57.48	52.47	0.42
Fourth Quarter	59.21	52.30	0.42
2022
First Quarter	62.85	57.88	0.44
Second Quarter	66.21	59.07	0.44
Third Quarter	65.22	56.02	0.44
Fourth Quarter	64.35	54.39	0.44
2023
First Quarter	63.40	58.86	0.46
Second Quarter	64.30	59.66	0.46
Third Quarter	63.05	55.81	0.46
Fourth Quarter	59.93	52.38	0.46
2024
First Quarter (through February 7, 2024)	60.98	58.91	-

We make no representation as to the amount of dividends, if any, that The Coca-Cola Company may pay in the future. In any event, as an investor in the Contingent Income Auto-Callable Securities, you will not be entitled to receive dividends, if any, that may be payable on the common stock of The Coca-Cola Company.

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Principal at Risk Securities

Common Stock of The Coca-Cola Company – Daily Closing Prices January 1, 2019 to February 7, 2024

This document relates only to the securities referenced hereby and does not relate to the KO Stock or other securities of The Coca-Cola Company. We have derived all disclosures contained in this document regarding The Coca-Cola Company stock from the publicly available documents described above. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to The Coca-Cola Company. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding The Coca-Cola Company is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the KO Stock (and therefore the price of the KO Stock at the time we priced the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning The Coca-Cola Company could affect the value received with respect to the securities and therefore the value of the securities.

Neither the issuer nor any of its affiliates makes any representation to you as to the performance of the KO Stock.

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Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due February 14, 2028, with 2.5-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index, the S&P 500® Index and the Common Stock of The Coca-Cola Company

Principal at Risk Securities

Additional Terms of the Securities

Please read this information in conjunction with the terms on the front cover of this document.

Additional Terms:
If the terms described herein are inconsistent with those described in the accompanying product supplement, index supplement or prospectus, the terms described herein shall control.
Underlying index publisher:	With respect to the RTY Index, FTSE Russell, or any successor thereof. With respect to the SPX Index, S&P® Dow Jones Indices LLC, or any successor thereof.
Underlying stock issuer:	The Coca-Cola Company
Index closing value:

With respect to the RTY Index, the index closing value on any index business day shall be determined by the calculation agent and shall equal the closing value of the RTY Index, or any successor index (as defined under “Discontinuance of Any Underlying Index; Alteration of Method of Calculation” in the accompanying product supplement), reported by Bloomberg Financial Services, or any successor reporting service the calculation agent may select, on such index business day. In certain circumstances, the index closing value for the RTY Index shall be based on the alternate calculation of the RTY Index described under “Discontinuance of Any Underlying Index; Alteration of Method of Calculation” in the accompanying product supplement.

With respect to the SPX Index, the index closing value on any index business day means the official closing value of such underlying, or any successor index as defined under “Discontinuance of an underlying; alteration of method of calculation” below), published at the regular official weekday close of trading on such index business day by the underlying publisher for the SPX Index, as determined by the calculation agent. In certain circumstances, the index closing value for the SPX Index shall be based on the alternate calculation of the SPX Index as described under “Discontinuance of Any Underlying Index; Alteration of Method of Calculation” in the accompanying product supplement.

Downside threshold level:	The accompanying product supplement refers to the downside threshold level as the “trigger level.”
Jump securities with auto-callable feature:	The accompanying product supplement refers to these jump securities with auto-callable feature as the “auto-callable securities.”
Trustee:	The Bank of New York Mellon
Calculation agent:	MS & Co.
Issuer notices to registered security holders, the trustee and the depositary:

In the event that the early redemption date or the maturity date is postponed due to postponement of the relevant determination date, the issuer shall give notice of such postponement and, once it has been determined, of the date to which the early redemption date or the maturity date, as applicable, has been rescheduled (i) to the holder of the securities by mailing notice of such postponement by first class mail, postage prepaid, to the holder’s last address as it shall appear upon the registry books, (ii) to the trustee by facsimile confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (iii) to The Depository Trust Company (the “depositary”) by telephone or facsimile confirmed by mailing such notice to the depositary by first class mail, postage prepaid. Any notice that is mailed to the holder of the securities in the manner herein provided shall be conclusively presumed to have been duly given to such holder, whether or not such holder receives the notice. The issuer shall give such notice as promptly as possible, and in no case later than (i) with respect to notice of postponement of the early redemption date or the maturity date, as applicable, the business day immediately preceding the scheduled early redemption date or maturity date, as applicable, and (ii) with respect to notice of the date to which the early redemption date or the maturity date, as applicable, has been rescheduled, the business day immediately following the relevant determination date as postponed.

In the event that the securities are subject to early redemption, the issuer shall, (i) on the business day following the applicable determination date, give notice of the early redemption of the securities and the applicable early redemption payment, including specifying the payment date of the applicable amount due upon the early redemption, (x) to each registered holder of the securities by mailing notice of such early redemption by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (y) to the trustee by facsimile confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (z) to the depositary by telephone or facsimile confirmed by mailing such notice to the depositary by first class mail, postage

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Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due February 14, 2028, with 2.5-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index, the S&P 500® Index and the Common Stock of The Coca-Cola Company

Principal at Risk Securities

prepaid and (ii) on or prior to the early redemption date, deliver the aggregate cash amount due with respect to the securities to the trustee for delivery to the depositary, as holder of the securities. Any notice that is mailed to a registered holder of the securities in the manner herein provided shall be conclusively presumed to have been duly given to such holder, whether or not such registered holder receives the notice. This notice shall be given by the issuer or, at the issuer’s request, by the trustee in the name and at the expense of the issuer, with any such request to be accompanied by a copy of the notice to be given.

The issuer shall, or shall cause the calculation agent to, (i) provide written notice to the trustee, on which notice the trustee may conclusively rely, and to the depositary of the amount of cash, if any, to be delivered with respect to each stated principal amount of the securities, on or prior to 10:30 a.m. (New York City time) on the business day preceding the maturity date, and (ii) deliver the aggregate cash amount due with respect to the securities, if any, to the trustee for delivery to the depositary, as holder of the securities, on the maturity date.

February 2024 Page 22

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due February 14, 2028, with 2.5-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index, the S&P 500® Index and the Common Stock of The Coca-Cola Company

Principal at Risk Securities

Additional Information About the Securities

Additional Information:
Minimum ticketing size:	$1,000 / 1 security
Tax considerations:

Although there is uncertainty regarding the U.S. federal income tax consequences of an investment in the securities due to the lack of governing authority, in the opinion of our counsel, Davis Polk & Wardwell LLP, under current law, and based on current market conditions, a security should be treated as a single financial contract that is an “open transaction” for U.S. federal income tax purposes.

Assuming this treatment of the securities is respected and subject to the discussion in “United States Federal Taxation” in the accompanying product supplement for auto-callable securities, the following U.S. federal income tax consequences should result based on current law:

￭A U.S. Holder should not be required to recognize taxable income over the term of the securities prior to settlement, other than pursuant to a sale or exchange.

￭Upon sale, exchange or settlement of the securities, a U.S. Holder should recognize gain or loss equal to the difference between the amount realized and the U.S. Holder’s tax basis in the securities. Such gain or loss should be long-term capital gain or loss if the investor has held the securities for more than one year, and short-term capital gain or loss otherwise.

In 2007, the U.S. Treasury Department and the Internal Revenue Service (the “IRS”) released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” rule, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose an interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.

As discussed in the accompanying product supplement for auto-callable securities, Section 871(m) of the Internal Revenue Code of 1986, as amended, and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% (or a lower applicable treaty rate) withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities (each, an “Underlying Security”). Subject to certain exceptions, Section 871(m) generally applies to securities that substantially replicate the economic performance of one or more Underlying Securities, as determined based on tests set forth in the applicable Treasury regulations (a “Specified Security”). However, pursuant to an IRS notice, Section 871(m) will not apply to securities issued before January 1, 2025 that do not have a delta of one with respect to any Underlying Security. Based on our determination that the securities do not have a delta of one with respect to any Underlying Security, our counsel is of the opinion that the securities should not be Specified Securities and, therefore, should not be subject to Section 871(m).

Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. If withholding is required, we will not be required to pay any additional amounts with respect to the amounts so withheld. You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

Both U.S. and non-U.S. investors considering an investment in the securities should read the discussion under “Risk Factors” in this document and the discussion under “United States Federal Taxation” in the accompanying product supplement for auto-callable securities and consult their tax advisers regarding all aspects of the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, the issues presented

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Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due February 14, 2028, with 2.5-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index, the S&P 500® Index and the Common Stock of The Coca-Cola Company

Principal at Risk Securities

by the aforementioned notice and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

The discussion in the preceding paragraphs under “Tax considerations” and the discussion contained in the section entitled “United States Federal Taxation” in the accompanying product supplement for auto-callable securities, insofar as they purport to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, constitute the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of an investment in the securities.

Use of proceeds and hedging:

The proceeds from the sale of the securities will be used by us for general corporate purposes. We will receive, in aggregate, $1,000 per security issued, because, when we enter into hedging transactions in order to meet our obligations under the securities, our hedging counterparty will reimburse the cost of the agent’s commissions. The costs of the securities borne by you and described beginning on page 4 above comprise the agent’s commissions and the cost of issuing, structuring and hedging the securities.

On or prior to February 6, 2024, we will hedge our anticipated exposure in connection with the securities by entering into hedging transactions with our affiliates and/or third-party dealers. We expect our hedging counterparties to take positions in the KO Stock, in stocks constituting the RTY Index or the SPX Index, in futures and/or options contracts on the KO Stock, the RTY Index, the SPX Index or their component stocks listed on major securities markets, or positions in any other available securities or instruments that they may wish to use in connection with such hedging. Such purchase activity could potentially increase the initial level of an underlying, and, as a result, increase (i) the level at or above which such underlying must close on the determination dates so that the securities are redeemed prior to maturity for the early redemption payment (depending also on the performance of the other underlyings) and (ii) the downside threshold level for such underlying, which is the level at or above which such underlying must close on the final determination date so that you are not exposed to the negative performance of the worst performing underlying at maturity (depending also on the performance of the other underlyings). These entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final determination date approaches. Additionally, our hedging activities, as well as our other trading activities, during the term of the securities could potentially affect the value of any underlying on the determination dates, and, accordingly, whether we redeem the securities prior to maturity and the amount of cash you will receive at maturity, if any. For further information on our use of proceeds and hedging, see “Use of Proceeds and Hedging” in the accompanying product supplement.

Additional considerations:

Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the securities, either directly or indirectly.

Supplemental information regarding plan of distribution; conflicts of interest:

Selected dealers, which may include our affiliates, and their financial advisors will collectively receive from the agent a fixed sales commission of $25.30 for each security they sell.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the securities.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account. See “Plan of Distribution (Conflicts of Interest)” and “Use of Proceeds and Hedging” in the accompanying product supplement for auto-callable securities.

Validity of the securities:

In the opinion of Davis Polk & Wardwell LLP, as special counsel to MSFL and Morgan Stanley, when the securities offered by this pricing supplement have been executed and issued by MSFL, authenticated by the trustee pursuant to the MSFL Senior Debt Indenture (as defined in the accompanying prospectus) and delivered against payment as contemplated herein, such securities will be valid and binding obligations of MSFL and the related guarantee will be a valid and binding obligation of Morgan Stanley, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion

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Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due February 14, 2028, with 2.5-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index, the S&P 500® Index and the Common Stock of The Coca-Cola Company

Principal at Risk Securities

as to (i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above and (ii) any provision of the MSFL Senior Debt Indenture that purports to avoid the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law by limiting the amount of Morgan Stanley’s obligation under the related guarantee. This opinion is given as of the date hereof and is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the MSFL Senior Debt Indenture and its authentication of the securities and the validity, binding nature and enforceability of the MSFL Senior Debt Indenture with respect to the trustee, all as stated in the letter of such counsel dated November 16, 2023, which is Exhibit 5-a to the Registration Statement on Form S-3 filed by Morgan Stanley on November 16, 2023.

Where you can find more information:

Morgan Stanley and MSFL have filed a registration statement (including a prospectus, as supplemented by the product supplement for auto-callable securities and the index supplement) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. You should read the prospectus in that registration statement, the product supplement for auto-callable securities, the index supplement and any other documents relating to this offering that Morgan Stanley and MSFL have filed with the SEC for more complete information about Morgan Stanley, MSFL and this offering. You may get these documents without cost by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, Morgan Stanley, MSFL, any underwriter or any dealer participating in the offering will arrange to send you the prospectus, the product supplement for auto-callable securities and the index supplement if you so request by calling toll-free 1-(800)-584-6837.

You may access these documents on the SEC web site at www.sec.gov as follows:

Product Supplement for Auto-Callable Securities dated November 16, 2023

Index Supplement dated November 16, 2023

Prospectus dated November 16, 2023

Terms used but not defined in this document are defined in the product supplement for auto-callable securities, in the index supplement or in the prospectus.

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